EXHIBIT 99.1

Nutanix Reports Second Quarter Fiscal 2025 Financial Results

Delivers Outperformance Across All Guided Metrics

Reports 19% YoY ARR Growth and Strong Free Cash Flow

SAN JOSE, Calif., Feb. 26, 2025 (GLOBE NEWSWIRE) -- Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its second quarter ended January 31, 2025.

“During our second quarter we delivered outperformance across our guided metrics,” said Rajiv Ramaswami, President and CEO of Nutanix. “Our results are benefiting from the strength of the Nutanix Cloud Platform, demand from businesses looking for a trusted long-term partner committed to innovation and customer care, and go-to-market leverage from our partnerships and programs.”

“Our second quarter results included 19% year-over-year ARR growth and strong year-to-date free cash flow generation, reflecting our focus on delivering sustainable, profitable growth,” said Rukmini Sivaraman, CFO of Nutanix. “We also recently strengthened our balance sheet and increased our financial flexibility with the issuance of convertible notes at attractive terms and by establishing a new revolving credit facility.”

Second Quarter Fiscal 2025 Financial Summary

	Q2 FY’25	Q2 FY’24	Y/Y Change
Annual Recurring Revenue (ARR)ˆ	$2.06 billion	$1.74 billion	19%
Average Contract Duration²	3.0 years	2.8 years	0.2 year
Revenue	$654.7 million	$565.2 million	16%
GAAP Gross Margin	87.0%	85.6%	140 bps
Non-GAAP Gross Margin	88.3%	87.3%	100 bps
GAAP Operating Expenses	$504.0 million	$446.6 million	13%
Non-GAAP Operating Expenses	$417.0 million	$369.4 million	13%
GAAP Operating Income	$65.4 million	$37.0 million	$28.4 million
Non-GAAP Operating Income	$161.3 million	$123.9 million	$37.4 million
GAAP Operating Margin	10.0%	6.6%	340 bps
Non-GAAP Operating Margin	24.6%	21.9%	270 bps
Net Cash Provided by Operating Activities	$221.7 million	$186.4 million	$35.3 million
Free Cash Flow	$187.1 million	$162.6 million	$24.5 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Nutanix Announces Findings of its Seventh Annual Enterprise Cloud Index (ECI) Survey and Research Report: Nutanix announced the findings of its seventh annual ECI survey and research report, which measures global enterprise progress with cloud adoption. The study reveals that GenAI is changing organizations’ priorities, with security and privacy being a primary concern.
  Nutanix Issues New Convertible Notes: On December 16, 2024, Nutanix issued and sold an $862.5 million aggregate principal amount of 0.50% convertible senior notes due 2029 in a private offering.
  Nutanix Establishes New Revolving Credit Facility: On February 12, 2025, Nutanix entered into a credit agreement providing for a senior secured revolving credit facility in an aggregate principal amount of $500 million.

Third Quarter Fiscal 2025 Outlook

Revenue	$620 - $630 million
Non-GAAP Operating Margin	17% to 18%
Weighted Average Shares Outstanding (Diluted)³	Approximately 296 million

Fiscal 2025 Outlook

Revenue	$2.495 - $2.515 billion
Non-GAAP Operating Margin	17.5% to 18.5%
Free Cash Flow	$650 - $700 million

Supplementary materials to this press release, including our second quarter fiscal 2025 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s second quarter fiscal 2025 financial results on a conference call today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes

ˆAnnual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all subscription contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract. Excludes all life-of-device contracts. ACV is defined as the total annualized value of a contract. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract. Excludes amounts related to professional services and hardware.

²Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription contracts, as well as our limited number of life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

³Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, the amortization and conversion of the debt discount and issuance costs related to convertible senior notes, interest expense related to convertible senior notes, inducement expense related to the repurchase of convertible senior notes, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income (loss), operating margin, or net cash provided by (used in) operating activities, respectively. There is no GAAP measure that is comparable to ARR or Average Contract Duration, so we have not reconciled the ARR or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our third quarter fiscal 2025 outlook and/or our fiscal 2025 outlook: non-GAAP operating margin and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business momentum and prospects, including the strength of our platform, demand from businesses looking for a long-term partner committed to innovation and customer care, and go-to-market leverage from our partnerships; our focus on delivering sustainable, profitable growth; our third quarter fiscal 2025 outlook; and our fiscal 2025 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; any failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, objectives, momentum, prospects and outlook; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2024 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 19, 2024 and our subsequent Quarterly Reports on Form 10-Q filed with the SEC. Additional information will be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software, offering organizations a single platform for running applications and managing data, anywhere. With Nutanix, companies can reduce complexity and simplify operations, freeing them to focus on their business outcomes. Building on its legacy as the pioneer of hyperconverged infrastructure, Nutanix is trusted by companies worldwide to power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2025 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix.

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	July 31, 2024	January 31, 2025
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$655,270	$1,072,161
Short-term investments	339,072	670,686
Accounts receivable, net	229,796	327,294
Deferred commissions—current	159,849	153,330
Prepaid expenses and other current assets	97,307	111,923
Total current assets	1,481,294	2,335,394
Property and equipment, net	136,180	138,753
Operating lease right-of-use assets	109,133	112,051
Deferred commissions—non-current	198,962	184,904
Intangible assets, net	5,153	3,443
Goodwill	185,235	185,235
Other assets—non-current	27,961	29,210
Total assets	$2,143,918	$2,988,990
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$45,066	$45,903
Accrued compensation and benefits	195,602	203,040
Accrued expenses and other current liabilities	24,967	22,428
Deferred revenue—current	954,543	1,024,364
Operating lease liabilities—current	24,163	21,819
Total current liabilities	1,244,341	1,317,554
Deferred revenue—non-current	918,163	995,173
Operating lease liabilities—non-current	90,359	93,828
Convertible senior notes, net	570,073	1,341,388
Other liabilities—non-current	49,130	48,721
Total liabilities	2,872,066	3,796,664
Stockholders’ deficit:
Common stock	7	7
Additional paid-in capital	4,118,898	4,120,529
Accumulated other comprehensive loss	146	404
Accumulated deficit	(4,847,199)	(4,928,614)
Total stockholders’ deficit	(728,148)	(807,674)
Total liabilities and stockholders’ deficit	$2,143,918	$2,988,990

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2025	2024	2025
	(in thousands, except per share data)
Revenue:
Product	$299,660	$354,187	$546,582	$656,106
Support, entitlements and other services	265,573	300,534	529,705	589,571
Total revenue	565,233	654,721	1,076,287	1,245,677
Cost of revenue:
Product (1)(2)	9,402	8,823	19,636	17,193
Support, entitlements and other services (1)	72,154	76,465	143,879	150,765
Total cost of revenue	81,556	85,288	163,515	167,958
Gross profit	483,677	569,433	912,772	1,077,719
Operating expenses:
Sales and marketing (1)(2)	236,702	261,382	472,025	514,783
Research and development (1)	160,401	182,785	312,376	356,744
General and administrative (1)	49,529	59,828	97,032	113,504
Total operating expenses	446,632	503,995	881,433	985,031
Income from operations	37,045	65,438	31,339	92,688
Other income (expense), net	2,096	(355)	(3,179)	9,218
Income before provision for income taxes	39,141	65,083	28,160	101,906
Provision for income taxes	6,346	8,656	11,218	15,553
Net income	$32,795	$56,427	$16,942	$86,353
Net income per share attributable to Class A common stockholders, basic	$0.13	$0.21	$0.07	$0.32
Net income per share attributable to Class A common stockholders, diluted	$0.12	$0.19	$0.09	$0.30
Weighted average shares used in computing net income per share attributable to Class A common stockholders, basic	243,853	267,138	242,667	266,842
Weighted average shares used in computing net income per share attributable to Class A common stockholders, diluted	298,540	293,351	294,851	291,086

____________________________
(1) Includes the following stock-based compensation expense:

	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2025	2024	2025
	(in thousands)
Product cost of revenue	$1,697	$812	$3,625	$2,024
Support, entitlements and other services cost of revenue	7,183	7,325	14,299	14,145
Sales and marketing	20,738	21,397	42,209	42,045
Research and development	40,541	46,765	78,945	90,327
General and administrative	15,810	17,129	30,889	33,636
Total stock-based compensation expense	$85,969	$93,428	$169,967	$182,177

____________________________
(2) Includes the following amortization of intangible assets:

	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2025	2024	2025
	(in thousands)
Product cost of revenue	$749	$767	$1,860	$1,534
Sales and marketing	82	88	119	176
Total amortization of intangible assets	$831	$855	$1,979	$1,710

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended January 31,
	2024	2025
	(in thousands)
Cash flows from operating activities:
Net income	$16,942	$86,353
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,389	36,427
Stock-based compensation	169,967	182,177
Amortization of debt discount and issuance costs	22,300	1,185
Inducement expense from partial repurchase of the 2027 Notes	—	11,347
Operating lease cost, net of accretion	16,046	13,962
Non-cash interest expense	10,064	—
Other	(8,859)	(2,130)
Changes in operating assets and liabilities:
Accounts receivable, net	(19,662)	(72,745)
Deferred commissions	4,830	20,577
Prepaid expenses and other assets	40,575	(5,833)
Accounts payable	8,695	(334)
Accrued compensation and benefits	34,158	7,792
Accrued expenses and other liabilities	(86,009)	(1,680)
Operating leases, net	(14,884)	(15,754)
Deferred revenue	101,329	122,077
Net cash provided by operating activities	331,881	383,421
Cash flows from investing activities:
Maturities of investments	429,219	162,139
Purchases of investments	(455,254)	(493,156)
Payments for acquisitions, net of cash acquired	(4,500)	—
Purchases of property and equipment	(36,784)	(44,438)
Net cash used in investing activities	(67,319)	(375,455)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	15,153	29,300
Taxes paid related to net share settlement of equity awards	(53,180)	(148,194)
Proceeds from the issuance of convertible notes, net of issuance costs	—	848,010
Payment of third-party debt issuance costs	—	(2,771)
Partial repurchase of the 2027 Notes	—	(95,453)
Repurchases of common stock	(59,192)	(220,100)
Payment of finance lease obligations	(1,758)	(1,945)
Net cash (used in) provided by financing activities	(98,977)	408,847
Net increase in cash, cash equivalents and restricted cash	$165,585	$416,813
Cash, cash equivalents and restricted cash—beginning of period	515,771	655,662
Cash, cash equivalents and restricted cash—end of period	$681,356	$1,072,475
Restricted cash(1)	2,110	314
Cash and cash equivalents—end of period	$679,246	$1,072,161
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$14,168	$19,283
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$1,648	$1,601
Unpaid taxes related to net share settlement of equity awards included in accrued expenses and other liabilities	$—	$11,460

____________________________
(1) Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2025	2024	2025
	(in thousands)
Total revenue	$565,233	$654,721	$1,076,287	$1,245,677
Change in deferred revenue	51,250	121,637	101,329	122,077
Total billings	$616,483	$776,358	$1,177,616	$1,367,754

Disaggregation of Revenue and Billings
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2025	2024	2025
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$531,983	$624,418	$1,011,461	$1,185,114
Professional services revenue	25,008	28,030	47,843	55,315
Other non-subscription product revenue	8,242	2,273	16,983	5,248
Total revenue	$565,233	$654,721	$1,076,287	$1,245,677
Disaggregation of billings:
Subscription billings	$572,759	$733,737	$1,101,673	$1,298,029
Professional services billings	35,482	40,348	58,960	64,477
Other non-subscription product billings	8,242	2,273	16,983	5,248
Total billings	$616,483	$776,358	$1,177,616	$1,367,754

Subscription revenue — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based software-as-a-service, or SaaS, offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Professional services revenue — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Other non-subscription product revenue — Other non-subscription product revenue includes approximately $7.0 million and $15.2 million of non-portable software revenue for the three and six months ended January 31, 2024, respectively, $0.5 million and $2.3 million of non-portable software revenue for the three and six months ended January 31, 2025, respectively, $1.2 million and $1.8 million of hardware revenue for the three and six months ended January 31, 2024, respectively, and $1.8 million and $2.9 million of hardware revenue for the three and six months ended January 31, 2025, respectively.

  Non-portable software revenue — Non-portable software revenue includes sales of our platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and can be used over the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.
  Hardware revenue — In the infrequent transactions where the hardware appliance is purchased directly from Nutanix, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.
Annual Recurring Revenue
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2025	2024	2025
	(in thousands)
Annual Recurring Revenue (ARR)	$1,737,364	$2,059,506	$1,737,364	$2,059,506

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Three Months Ended January 31, 2025	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Three Months Ended January 31, 2025
	(in thousands, except percentages and per share data)
Gross profit	$569,433	$8,137	$767	$—	$—	$—	$—	$—	$578,337
Gross margin	87.0%	1.2%	0.1%	—	—	—	—	—	88.3%
Operating expenses:
Sales and marketing	261,382	(21,397)	(88)	—	—	—	—	—	239,897
Research and development	182,785	(46,765)	—	—	—	—	—	—	136,020
General and administrative	59,828	(17,129)	—	(1,568)	—	—	—	—	41,131
Total operating expenses	503,995	(85,291)	(88)	(1,568)	—	—	—	—	417,048
Income from operations	65,438	93,428	855	1,568	—	—	—	—	161,289
Operating margin	10.0%	14.3%	0.1%	0.2%	—	—	—	—	24.6%
Net income	$56,427	$93,428	$855	$1,568	$(20)	$1,674	$11,347	$(151)	$165,128
Weighted shares outstanding, basic	267,138								267,138
Weighted shares outstanding, diluted (8)	293,351								293,351
Net income per share, basic	$0.21	$0.35	$-	$0.01	$-	$0.01	$0.04	$-	$0.62
Net income per share, diluted (9)	$0.19								$0.56

____________________________
(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Legal fees
(4) Other
(5) Amortization of debt issuance costs and interest expense related to convertible senior notes
(6) Inducement expense related to partial repurchase of the 2027 Notes
(7) Income tax effect primarily related to stock-based compensation expense
(8) Includes 26,214 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(9) In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $691 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Six Months Ended January 31, 2025	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Six Months Ended January 31, 2025
	(in thousands, except percentages and per share data)
Gross profit	$1,077,719	$16,169	$1,534	$—	$—	$—	$—	$—	$1,095,422
Gross margin	86.5%	1.3%	0.1%	—	—	—	—	—	87.9%
Operating expenses:
Sales and marketing	514,783	(42,045)	(176)	—	—	—	—	—	472,562
Research and development	356,744	(90,327)	—	—	—	—	—	—	266,417
General and administrative	113,504	(33,636)	—	(2,935)	—	—	—	—	76,933
Total operating expenses	985,031	(166,008)	(176)	(2,935)	—	—	—	—	815,912
Income from operations	92,688	182,177	1,710	2,935	—	—	—	—	279,510
Operating margin	7.4%	14.7%	0.1%	0.2%	—	—	—	—	22.4%
Net income	$86,353	$182,177	$1,710	$2,935	$(130)	$11,347	$2,419	$90	$286,901
Weighted shares outstanding, basic	266,842								266,842
Weighted shares outstanding, diluted (8)	291,086								291,086
Net income per share, basic	$0.32	$0.69	$0.01	$0.01	$-	$0.04	$0.01	$-	$1.08
Net income per share, diluted (9)	$0.30								$0.99

____________________________
(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Legal fees
(4) Other
(5) Inducement expense related to partial repurchase of the 2027 Notes
(6) Amortization of debt issuance costs and interest expense related to convertible senior notes
(7) Income tax effect primarily related to stock-based compensation expense
(8) Includes 24,243 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(9) In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $975 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended January 31, 2024	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended January 31, 2024
	(in thousands, except percentages and per share data)
Gross profit	$483,677	$8,880	$749	$—	$—	$—	$—	$493,306
Gross margin	85.6%	1.6%	0.1%	—	—	—	—	87.3%
Operating expenses:
Sales and marketing	236,702	(20,738)	(82)	194	—	—	—	216,076
Research and development	160,401	(40,541)	—	—	—	—	—	119,860
General and administrative	49,529	(15,810)	—	—	(227)	—	—	33,492
Total operating expenses	446,632	(77,089)	(82)	194	(227)	—	—	369,428
Income from operations	37,045	85,969	831	(194)	227	—	—	123,878
Operating margin	6.6%	15.2%	0.1%	—	—	—	—	21.9%
Net income	$32,795	$85,969	$831	$(194)	$117	$16,651	$177	$136,346
Weighted shares outstanding, basic	243,853							243,853
Weighted shares outstanding, diluted (7)	298,540							298,540
Net income per share, basic	$0.13	$0.36	$-	$-	$-	$0.07	$-	$0.56
Net income per share, diluted (8)	$0.12							$0.46

____________________________
(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Restructuring charges (reversals)
(4) Other
(5) Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6) Income tax effect primarily related to stock-based compensation expense
(7) Includes 54,687 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(8) In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $4,271 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Six Months Ended January 31, 2024	(1)	(2)	(3)	(4)	(5)	(6)	Six Months Ended January 31, 2024
	(in thousands, except percentages and per share data)
Gross profit	$912,772	$17,924	$1,860	$—	$—	$—	$—	$932,556
Gross margin	84.8%	1.6%	0.2%	—	—	—	—	86.6%
Operating expenses:
Sales and marketing	472,025	(42,209)	(119)	194	—	—	—	429,891
Research and development	312,376	(78,945)	—	—	—	—	—	233,431
General and administrative	97,032	(30,889)	—	—	(273)	—	—	65,870
Total operating expenses	881,433	(152,043)	(119)	194	(273)	—	—	729,192
Income from operations	31,339	169,967	1,979	(194)	273	—	—	203,364
Operating margin	2.9%	15.8%	0.2%	—	—	—	—	18.9%
Net income	$16,942	$169,967	$1,979	$(194)	$1,083	$32,998	$451	$223,226
Weighted shares outstanding, basic	242,667							242,667
Weighted shares outstanding, diluted(7)	294,851							294,851
Net income per share, basic	$0.07	$0.70	$0.01	$-	$-	$0.14	$-	$0.92
Net income per share, diluted(8)	$0.09							$0.76

____________________________
(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Restructuring charges (reversals)
(4) Other
(5) Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6) Income tax effect primarily related to stock-based compensation expense
(7) Includes 52,184 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(8) In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $8,451 of interest expense related to the convertible senior notes

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2024	2025	2024	2025
	(in thousands)
Net cash provided by operating activities	$186,408	$221,670	$331,881	$383,421
Purchases of property and equipment	(23,764)	(34,607)	(36,784)	(44,438)
Free cash flow	$162,644	$187,063	$295,097	$338,983